                                                                   EXHIBIT 10.1


                            NINTH AMENDMENT TO LEASE
                            ------------------------


     NINTH AMENDMENT TO LEASE dated as of this 24th day of February, 2000, by and between BP PRUCENTER ACQUISITION, LLC, a Delaware limited liability company (as successor-in-interest to The Prudential Insurance Company of America) ("Landlord") and DIGITAS LLC, formerly known as BRONNERCOM, LLC, formerly known as BRONNER SLOSBERG HUMPHREY, LLC, a Delaware limited liability company, as successor-in-interest to Bronner Slosberg Humphrey, Inc. ("Tenant").

                                  R E C I T A L S
                                  ---------------

     By Lease dated May 31, 1995, as amended by a First Amendment of Lease dated June 21, 1996, a Second Amendment of Lease dated September 1, 1996, a Third Amendment of Lease dated November 5, 1996, a Fourth Amendment of Lease dated January 22, 1997, a Fifth Amendment and Partial Termination of Lease dated July 11, 1997, a Sixth Amendment and Partial Termination of Lease dated May 15, 1998, a Seventh Amendment to Lease dated March 29, 1999 and an Eighth Amendment to Lease dated July 30, 1999 (the "Lease"), Landlord's predecessor-in-interest did lease to Tenant and Tenant did hire and lease from Landlord's predecessor-in-interest certain premises (the "Initial Premises") located in the Tower Building (the "Building"), Prudential Center, Boston, Massachusetts, which Initial Premises are described with greater particularity in the Lease.

     Tenant has exercised its right, pursuant to Paragraph C of the Eighth Amendment to Lease, to lease the First Offer Space, being the balance of the fifth (5th) floor of the Building, substantially as shown on Exhibit A to the Eighth Amendment to Lease.

     Landlord and Tenant are entering into this instrument to set forth said leasing of the Fourth Floor Substitution Space, the Ninth Amendment Space and the First Offer Space into the Lease and to amend the Lease.

     NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

     A.  EIGHTH AMENDMENT SPACE B

         Reference is made to the Eighth Amendment Space B demised by Tenant pursuant to Paragraph B of the Eighth Amendment to Lease. Notwithstanding anything to the contrary contained in the Eighth Amendment to Lease, the parties desire to revise the Eighth Amendment Space B Commencement Date.

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         Therefore, Paragraph B(2) of said Eighth Amendment is hereby deleted and the following is hereby substituted in its place:

             "The Eighth Amendment Space B Commencement Date shall be the day after the date that the present tenant of the Eighth Amendment Space B vacates the Eighth Amendment Space B. The parties hereby acknowledge that the present tenant of the Eighth Amendment Space B is currently holding over in the Eighth Amendment Space B after the expiration of the term of its lease on January 31, 2000. Landlord hereby represents that Landlord is diligently pursuing its rights and remedies against such tenant to obtain possession of the Eighth Amendment Space B. Therefore, Landlord currently estimates that the Eighth Amendment Space B Commencement Date will be on or about March 15, 2000. Tenant shall lease the Eighth Amendment Space B in "as-is" condition, broom clean and clear of all occupants, in the condition in which the Eighth Amendment Space B is in as of the Eighth Amendment Space B Commencement Date, without any obligation on the part of Landlord to prepare or construct the Eighth Amendment Space B for Tenant's occupancy, expect that Landlord shall provide to Tenant an allowance of $5.00 per square foot of rentable floor area of the Eighth Amendment Space B (the "Eighth Amendment Space B Allowance") towards the cost of improvements to be performed by Tenant on the fifth (5th) floor in accordance with the terms of the Lease after Tenant delivers to Landlord paid invoices indicating the actual cost of such improvements reasonably satisfactory to Landlord. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Eighth Amendment Space B Allowance for any purposes other than as provided in this Ninth Amendment, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workmen or materialmen. In addition, Landlord shall not be obligated to make any application of any portion of the Eighth Amendment Space B Allowance if (i) there shall be existing any default of Tenant under the Lease (as defined in Section 8.1), beyond the expiration of applicable notice and grace periods, or (ii) there are any liens which are not bonded to the reasonable satisfaction of the Landlord against Tenant's interest in the Lease or against the Premises, the Building, or the Prudential Center arising out of any work performed pursuant to the Lease by Tenant or any litigation in which Tenant is a party."

     B.  FIRST OFFER SPACE

         1. Reference is made to the fact that Tenant has exercised its right, pursuant to Paragraph C of the Eighth Amendment to Lease, to lease the First Offer Space. Reference is further made to the fact that, as a result of such exercise by Tenant, Tenant has demised the entirety of the fifth (5th) floor of the Building and that those portions of the fifth (5th) floor which were previously common areas shall now be included as a part of the First Offer Space. Therefore, notwithstanding anything to the contrary in said Paragraph C of the Eighth Amendment to Lease, the RFO Premises is hereby agreed to consist of 5,815 rentable square feet, provided however, that for the purposes of determining the rent and Tenant's Share in respect of the First Offer Space, the First Offer Space shall be deemed to be 3,298 rentable square feet.

         2. Effective as of the "RFO Premises Commencement Date" (as defined in Section 3 hereof) the RFO Premises shall constitute a part of the "Premises" (as defined and used in the Lease), so that the Premises (as defined and used in the Lease) shall include the Initial Premises and the RFO Premises.

         3. The RFO Premises Commencement Date shall be February 1, 2000. Tenant shall lease the RFO Premises in "as-is" condition, broom clean and clear of all occupants, in the condition in which the RFO Premises are in as of the RFO Premises Commencement Date, without any obligation on the part of Landlord to prepare or construct the RFO Premises for Tenant's occupancy and without any obligation to provide any allowance to Tenant in respect of the RFO Premises, except that Landlord shall, at Landlord's cost, perform such work in the women's restroom in the RFO Premises as is necessary to bring such restroom into compliance with the Americans with Disabilities Act ("Landlord's ADA Work"). Landlord shall use reasonable efforts to perform Landlord's ADA Work on or before March 31, 2000.

         4. The Term of the Lease for the RFO Premises shall commence on the RFO Premises Commencement Date and shall expire on November 30, 2005, unless sooner terminated in accordance with the provisions of the Lease as herein amended, upon all the same terms and conditions contained in the Lease as herein amended.

         5. Tenant's obligation to pay rent, Increased Operating Expenses and increased Real Estate Taxes in respect of the RFO Premises shall not commence to accrue until the date ("RFO Premises Rent Commencement Date") which is the earlier of (x) the Commencement Date in respect of Eighth Amendment Space B, as defined in Paragraph A of this Ninth Amendment to Lease, or (y) the date that Tenant begins to move into the RFO Premises furniture and equipment for its regular business operations.

         6. Rent for the RFO Premises from the RFO Premises Rent
            Commencement Date through the expiration of the RFO Premises Lease Term shall be payable at the annual rate of $148,410.00 (being the product of (i) $45.00 and (ii) the rentable floor area of the RFO Premises (being 3,298 square feet).

         7. Commencing on the RFO Premises Rent Commencement Date, Tenant shall reimburse Landlord for Increased Operating Expenses (pursuant to Section 3.2 of the Lease) for the RFO Premises in excess of the Operating Expenses incurred by Landlord during calendar year 1999 (being January 1, 1999 through December 31, 1999).

         8. Commencing on the RFO Premises Rent Commencement Date, Tenant shall reimburse Landlord for increased Real Estate Taxes (pursuant to Section 3.4 of the Lease) for the RFO Premises in excess of the Real Estate Taxes paid by Landlord in fiscal year 2000 (being July 1, 1999 through June 30, 2000).

         9. Tenant's Share with respect to the RFO Premises consisting of a total of 3,298 rentable square feet with be .27%.

        10. Tenant shall reimburse Landlord monthly in arrears within thirty
            (30) days of receipt of Landlord's invoice for the cost of electricity consumed in the RFO Premises as determined by a check meter (which check meter is presently installed) at Landlord's cost of electricity from time to time.

        11. Tenant shall not be entitled to any additional parking passes in connection with Tenant's demise of the RFO Premises.

        12. Tenant's extension rights set forth in Section 12.15 of the Lease, as amended by Section II(1) of the Fourth Amendment of Lease, shall apply to the RFO Premises.

        13. There shall be no modification of the terms regarding the reduction and/or increase in the Original LC and/or the Third Amendment LC in connection with Tenant's demise of the RFO Premises.

     C.  OTHER TERMS

         1. Tenant hereby acknowledges and confirms that the indemnity set forth in Section 11.1 of the Lease shall apply, and always has applied, to the use or occupancy by Tenant of the Premises in its entirety and to the acts or omissions of Tenant, its agents, employees or any contractors brought onto the Premises in its entirety by Tenant.

         2. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Ninth Amendment other than Meredith & Grew, Incorporated
            (the "Recognized Broker"); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Recognized Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

            (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Ninth Amendment other than the Recognized Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Recognized Broker, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for paying the commission due to the Recognized Broker in connection with this Ninth Amendment.

         3. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

         4. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as herein amended.

     EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:                               LANDLORD:

/s/ Susan J. Murphy                    BP PRUCENTER ACQUISITION, LLC
    --------------
                                       By: BOSTON PROPERTIES LIMITED
                                           PARTNERSHIP, its Manager

                                           By: BOSTON PROPERTIES, INC.,
                                               its general partner

                                               By    /s/ Claude B. Hoopes
                                                     -----------------------
                                               Name    Claude B. Hoopes
                                                     -----------------------
                                               Title   Senior Vice President
                                                     -----------------------


WITNESS:                               TENANT:


    ------------
                                       DIGITAS LLC

                                               By    /s/ Marschall I. Smith
                                                     -----------------------
                                               Name    Marschall I. Smith
                                                     -----------------------
                                               Title   Secretary and
                                                       General Counsel
                                                     -----------------------





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